UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2003

U.S. HOME SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18291	75-2922239
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

750 State Highway 121 Bypass, Suite 170 Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 488-6300

ITEM 4.    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On December 3, 2003, Grant Thornton LLP accepted the engagement as independent accountants for U.S. Home Systems, Inc. (the “Company”).

The Audit Committee of the Board of Directors approved the engagement of Grant Thornton LLP as the Company’s independent accountants.

Prior to Grant Thornton LLP becoming the independent accountants for the Company, neither the Company, nor anyone on its behalf, consulted with Grant Thornton LLP regarding either the application of accounting principles to a specific or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements; or any matter that was the subject of a disagreement as defined under Item 304(a)(1)(iv) or reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Grant Thornton LLP with a copy of the disclosures contained herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on December 3, 2003 on its behalf by the undersigned, thereto duly authorized.

U.S. HOME SYSTEMS, INC.

By:	/s/ Murray H. Gross

Murray H. Gross President and Chief Executive Officer

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